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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 2, 1994
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                                  ROHR, INC.
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            (Exact name of registrant as specified in its charter)

          Delaware                      1-6101              95-1607455
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 (State or other jurisdiction       (Commission         (I.R.S. Employer
        of incorpoation)            File Number)        Identification No.)

        850 Lagoon Drive, Chula Vista, CA                     91910
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     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (619) 691-4111
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Item 5.   Other Events.
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Rohr, Inc., (the "Company") settled all of its contractual disputes with the
U.S. Air Force. In addition, it has reached a settlement of the civil claims aspects of an investigation by the Los Angeles Office of the U.S. Attorney. A settlement of the criminal charges received Court approval on May 2, 1994.

     Two years ago, the U.S. Air force filed a termination notice for alleged default under a spare pylon contract for the C-5 aircraft. Upon notification of this action, Rohr commenced the appeal process to convert the termination to one for convenience of the government. Contemporaneously, Rohr filed a notice of breach of contract with the government on the C-5 spare pylon contract. Rohr also filed a variety of actions before the Armed Services Board of Contract Appeals requesting payment of sums owed Rohr due to the government's imposition of redefined acceptance criteria under the C-5 pylon program and the KC-135 re-engining program. Rohr also recorded special provisions in prior periods representing the projected settlement resolution of these issues.

     Rohr and the U.S. Air Force have now settled all of these contractual disputes. The most significant aspects of this settlement are:

1. The C-5 spare pylon contract will be converted to termination for government convenience. Rohr will retain approximately $27.3 million of unliquidated progress payments previously made by the U.S. Air Force.

2. Rohr will retain most of the C-5 spare pylon work-in-process and raw material inventories.

3. Rohr will provide a warranty on certain, specified C-5 pylon panels. This will end seven years after the original delivery date of each applicable panel to the Air Force. The original delivery dates for the panels to be warranted range from 1989 to 1991. Rohr has established a reserve for this warranty obligation.

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     Contemporaneously with the settlement with the U.S. Air Force, Rohr and the
United States Attorney for the Central District of California settled the civil claims aspects of an investigation which had been on-going since 1990. This concerned the production of parts, the recording of information which is a part of that production process and the testing practices utilized by Rohr on several programs. Rohr cooperated fully in the investigation and does not believe there was any adverse effect on the safety or utilization of its products. Under this settlement, Rohr paid $4 million to the U.S. Attorney's Office for the civil claims. On May 2, 1994, the U.S. District Court in Los Angeles approved a settlement of criminal aspects of the investigations and imposed a sentence of $3.7 million in fines relating to eight counts of making improper entries in the Company's records. Rohr recorded special provisions in prior periods reflecting its assessment of the ultimate costs which it believed would be incurred.

     In connection with these settlements, a recently unsealed qui tam lawsuit filed by former emplolyees against Rohr on behalf of the U.S. Government with respect to certain of the activities that had been under investigation has been dismissed with prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ROHR, INC.
                                       (Registrant)

May 3, 1994

                                       By:____________________________________
                                          R.W. Madsen
                                          Vice President, General
                                          Counsel and Secretary

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